Exhibit 3.3

SHAREHOLDERS’ AGREEMENT

of

AUDACY, INC.

Dated as of September 30, 2024

i

TABLE OF CONTENTS

(Continued)

ii

SHAREHOLDERS’ AGREEMENT

of

AUDACY, INC.

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered as of September 30, 2024, among Audacy, Inc., a Delaware corporation (the “Company”), and each of the Persons whose name appears on the signature pages hereto (collectively, the “Stockholders”).

RECITALS

WHEREAS, on January 7, 2024, Audacy, Inc., a Pennsylvania corporation and certain of its subsidiaries and affiliates commenced voluntary bankruptcy cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”);

WHEREAS, pursuant to the Confirmation Order (Docket No. 295) entered by the Bankruptcy Court on February 20, 2024 in the Chapter 11 Cases confirming the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code Docket No. 24 (the “Plan”), and, in connection therewith, pursuant to this Agreement, each of the Stockholders received the Company Securities in the Company set forth across such Stockholder’s name on the Schedule of Stockholders as of the date hereof;

WHEREAS, pursuant to the Plan, on the Restructuring Closing Date, all of the holders of Company Securities (and their respective successors and assigns), whether such Company Securities are received or are to be received on or after the Restructuring Closing Date under the Plan, shall be deemed to be parties to this Agreement, without need for execution of this Agreement; and

WHEREAS, the Company and each of the Stockholders desire to establish herein certain terms and conditions upon which the Company Securities will be held, including provisions restricting the transfer of Company Securities, and providing for certain other matters.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“2L Warrants” means those certain warrants to purchase 17.5% of the Common Stock on a fully diluted basis issued to members of Stockholder Group 2 pursuant to those certain Warrant Agreements dated as of the date hereof by and between the Company and EQUINITI TRUST COMPANY LLC, as warrant agent.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that none of the Stockholders or their parent companies, Affiliates or any present or future limited partners or Stockholders of any of the Stockholders shall be deemed to be an Affiliate of the Company or any of its Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Alternative Transaction” means the sale of Registrable Securities constituting less than 1% of the outstanding Company Securities to one (1) or more purchasers in a registered transaction without a prior marketing process by means of (a) a bought deal, (b) a block trade, or (c) a direct sale.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Stock or other Voting Securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security that may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“CEO” has the meaning set forth in Section 2.1(a)(i).

“Change of Control” means (i) a sale, disposition, amalgamation, arrangement, merger, consolidation, recapitalization, reorganization or other similar transaction or series of related transactions (but excluding the issuance by the Company of Company Securities for capital raising purposes) in which the holders of the Company Securities immediately prior to such transaction(s) would hold, immediately after such transaction(s), less than 50% of the combined voting power or beneficial interest of the Company or the surviving entity or successor-in-interest to the Company or (ii) the sale, lease, license, Transfer, conveyance or other disposition, in one transaction or a series of related transactions, of assets constituting all or substantially all of the assets of the Company and its Subsidiaries. Notwithstanding the foregoing, no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of units or otherwise) in connection with a Qualified IPO of the Company (or a corporate successor thereto) shall be deemed a Change of Control of the Company.

“Charter” means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Class A Common Stock” has the meaning set forth in the Charter.

“Class B Common Stock” has the meaning set forth in the Charter.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock and Class B Common Stock, par value $0.01 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Communications Laws” means the Communications Act of 1934, as amended, and the rules, regulations, and policies of the Federal Communications Commission promulgated thereto and in effect from time to time.

“Company” has the meaning set forth in the preamble.

“Company Business” means multi-platform audio content and audio entertainment production and licensing (including related advertising sales, audience engagement and digital media activities).

“Company Competitor” means any Person (other than the Company or any of its Subsidiaries or any entity resulting from a spin-off, split-off, reorganization, merger or similar transaction of the Company or any of its Subsidiaries) that is primarily engaged in any business that directly competes with the Company Business (as reasonably determined by the Board), whether such Person engages in such business directly or through its direct or indirect control of other Persons; excluding, for the avoidance of doubt, Laurel Tree; provided, however, that no Stockholder shall be deemed to be a Company Competitor based solely on the fact that its portfolio company is primarily engaged in a business that directly competes with the Company Business.

“Company Securities” means any and all shares of Common Stock or preferred stock of the Company, and any and all securities of the Company convertible into or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, including, without limitation, options, warrants and other rights to acquire such shares.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs, management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.

“Corporate Opportunities Group” has the meaning set forth in Section 2.9(b).

“Demand Eligible Stockholder” has the meaning set forth in Section 4.2(a)(i).

“Demand Eligible Stockholder Request” has the meaning set forth in Section 4.2(a)(i).

“Demand Notice” has the meaning set forth in Section 4.2(a)(i).

“Demand Registration” has the meaning set forth in Section 4.2(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 4.2(a)(i).

“Designated Stockholders” means any Major Stockholder and each of Laurel Tree, HGVora Capital Management, LLC; MBX Commercial Finance, LLC; Mockingbird Credit Opportunities Company, LLC; PGIM, Inc.; and Solus Long-Term Opportunities Fund Master, LP, together with their respective Affiliates, for so long as such Stockholder, together with its Affiliates, holds 80% of the Original Shares issued to such Stockholder and its Affiliates at the Restructuring Closing.

“Director” means any member of the Board.

“Drag-Along Notice” has the meaning set forth in Section 3.5(b).

“Drag-Along Sale” has the meaning set forth in Section 3.5(a).

“Dragged Holder” has the meaning set forth in Section 3.5(a).

“Dragging Holders” has the meaning set forth in Section 3.5(a).

“Effectiveness Period” has the meaning set forth in Section 4.2(a)(iii).

“Election Notice” has the meaning set forth in Section 4.1(b).

“Equity Incentive Plan” means an incentive plan for the Company’s and its Subsidiaries’ directors, officers, employees, consultants or other service providers to be implemented by the Company and the Board as of or following the Restructuring Closing Date (or any amendment thereof or other similar incentive equity plan approved by the Board) for which 10% of the Company’s authorized Common Stock shall be reserved.

“Equity Plan Shares” has the meaning set forth in Section 4.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to Company Securities or any non-cash consideration, the fair market value of such Company Securities or non-cash consideration as determined in good faith by the Board; provided, that in the event the Fair Market Value of Company Securities is to be determined and a Stockholder holding 25% or more of the Company Securities then outstanding disagrees with the Board’s good-faith determination of the Fair Market Value of Company Securities, such Stockholder shall provide the Board with written notice thereof within five (5) Business Days following receipt of notice of such Fair Market Value, whereupon the Board shall, within fifteen (15) Business Days, retain an independent accounting or appraisal firm of national or regional repute to determine the disputed Fair Market Value, which decision shall be final and binding for all purposes. The accounting firm’s fees shall be paid by the Stockholder initiating the request for such appraisal unless the final determination of the disputed Fair Market Value exceeds 110% of the Board’s determination of such Fair Market Value, in which case such fees shall be paid by all Stockholders, pro rata in accordance with their ownership of Company Securities.

“Family Member” means, with respect to any natural Person, such Person’s parents, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person and such Person’s spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or descendants.

“FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the FCC as of the date hereof.

“FINRA” means the Financial Industry Regulatory Authority.

“First Offer” has the meaning set forth in Section 3.3(a).

“First Offer Price” has the meaning set forth in Section 3.3(a).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governing Documents” means the Charter and the Bylaws.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency, law enforcement body or commission, or any court, tribunal, or arbitral or judicial body.

“Immediate Family” means, with respect to any natural person, such person’s spouse, lineal ancestor or descendant, or sibling, including any adoptive relationships and relationships through marriage, or any other relative of such person that shares such person’s home.

“Indemnified Person(s)” has the meaning set forth in Section 4.2(k).

“Issuance Notice” has the meaning set forth in Section 4.1(b).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Laurel Tree” means Laurel Tree Opportunities Corporation and any of its Permitted Transferees, collectively, so long as they continue to hold, together on a fully diluted basis at least 80% of the Original Shares, including Company Securities convertible into Common Stock, issued to them at the Restructuring Closing.

“Laurel Tree Directors” has the meaning set forth in Section 2.1(a)(i).

“Losses” has the meaning set forth in Section 4.2(k)(i).

“Major Stockholder” means Laurel Tree and any Stockholder (including Laurel Tree) holding a number of shares of Common Stock equal to at least 25% of the outstanding Common Stock (assuming the exercise of Company Securities held by a particular holder thereof).

“Majority Approval” means the consent in writing of the Stockholders holding more than 50% of the then outstanding Class A Common Stock.

“Maximum Offering Size” has the meaning set forth in Section 4.2(a)(iv).

“New Securities” means any Company Securities, whether or not currently authorized, other than (i) Company Securities which may be issued pursuant to an Equity Incentive Plan, (ii) Company Securities issued in connection with a stock split, dividend, reorganization or recapitalization applicable to all Common Stock on a pro rata basis, (iii) Company Securities issued upon exercise, conversion or exchange of any other security or obligation of the Company, issued in accordance with the terms of this Agreement, including, for the avoidance of doubt, the Special Warrants and the 2L Warrants and the Common Stock issuable upon exercise thereof, (iv) Company Securities issued as consideration to the seller or as applicable, in connection with an acquisition or business combination (whether pursuant to an equity purchase, asset purchase, merger or otherwise) approved by the Board, and, if applicable, the Stockholders, in accordance with the terms of this Agreement, (v) Company securities issued to banks, equipment lessors or other financial institutions (including, for the avoidance of doubt, hedge funds), or to real property lessors, pursuant to a bona fide debt financing, equipment leasing or real property leasing transaction approved by the Board, (vi) Company securities issued as consideration payable to a third party that is not an Affiliate of the Company for any other business relationship the primary purpose of which is not to raise capital, including for the acquisition or license of technology by the Company or its Subsidiaries, joint venture or development activities or the distribution, supply or manufacture of the Company’s or its Subsidiaries’ products and services, (vii) Company securities issued in a bona fide public offering to an effective Registration Statement and (viii) solely with respect to issuances by a Subsidiary of the Company, issuances to the Company or any other wholly owned Subsidiary of the Company.

“Non-U.S. Person” means (a) an individual that is a citizen of any country other than the United States, (b) an entity that is organized in a jurisdiction other than the United States and (c) any representative of such individual or entity.

“Offer Notice” has the meaning set forth in Section 3.3(a).

“Offered Securities” has the meaning set forth in Section 3.3(a).

“Offering Holder” has the meaning set forth in Section 3.3(a).

“Original Shares” means, when used in reference to any one or more Stockholders, the shares of Common Stock and Company Securities convertible into Common Stock issued pursuant to the Chapter 11 Cases or any shares or other securities which such shares of Common Stock or securities may have been converted into or exchanged for in connection with any exchange, reclassification, dividend, distribution, stock split, combination, subdivision, merger, spin-off, recapitalization, reorganization or similar transaction.

“Permitted Transferee” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (including, for the avoidance of doubt, Family Members); provided, however, that in any such case such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided further, that in no event shall (A) the Company or any of its Subsidiaries, or (B) any Company Competitor constitute a “Permitted Transferee.”

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Piggyback Eligible Stockholders” has the meaning set forth in Section 4.2(b)(i).

“Piggyback Notice” has the meaning set forth in Section 4.2(b)(i).

“Piggyback Registration” has the meaning set forth in Section 4.2(b)(i).

“Piggyback Registration Statement” has the meaning set forth in Section 4.2(b)(i).

“Piggyback Request” has the meaning set forth in Section 4.2(b)(i).

“Preemptive Offeree” has the meaning set forth in Section 4.1(a).

“Preemptive Portion” has the meaning set forth in Section 4.1(a).

“Preemptive Right” has the meaning set forth in Section 4.1(a).

“Prospective Transferee” has the meaning set forth in Section 3.6.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Qualified IPO” means the first public offering or direct listing of the Common Stock pursuant to a registration statement filed under the Securities Act; provided, that following such offering the Common Stock is listed on a United States national securities exchange or quoted on a United States automated securities quotation system.

“Qualified Stockholder” means, as of a particular date of determination, one or more Stockholders in any successor entity following a Qualified IPO, who were Major Stockholders as of the time of the consummation of such Initial Public Offering, that beneficially own in the aggregate 25% or more of the outstanding Registrable Securities as of such date.

“Registrable Securities” means, at any time, any shares of Common Stock (including shares of Common Stock issuable upon exercise of the 2L Warrants and Special Warrants), and any securities issued or issuable in respect of such shares of Common Stock, by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise; provided that any shares of Common Stock sold by a Stockholder pursuant to an effective registration statement under the Securities Act or, following a Qualified IPO, pursuant to Rule 144 under the Securities Act (or in any other transaction following a Qualified IPO pursuant to Section 4(a)(1) of the Securities Act that does not result in the recipient receiving “restricted securities” as defined in Rule 144 under the Securities Act) shall cease to be Registrable Securities upon such sale.

“Registration Expenses” means (a) all registration, qualification and filing fees and expenses (including fees and expenses (i) payable to the Commission and FINRA, (ii) incurred in connection with the listing of the Registrable Securities on a registered exchange, and (iii) incurred in order to comply with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities)); (b) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses); (c) analyst or investor presentation or road show expenses of the Company and the underwriters, if any; (d) messenger, telephone and delivery expenses; (e) fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with legal opinions and “comfort letters” required by or incident to such performance and compliance); (f) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel) that are required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (g) fees and expenses of any special experts retained by the Company; (h) Securities Act liability insurance, if the Company so desires such insurance; and (i) reasonable fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all holders, collectively, of Registrable Securities participating in such registration mutually agreed by holders of a majority of included Registrable Securities participating in such registration.

“Registration Statement” means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including any prospectus, amendments and supplements to each such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Person” means, with respect to any specified Person, (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing Stockholder of such Affiliate; (ii) any Person who serves or within the past two years has served as a director, manager, executive officer, partner, Stockholder or in a similar capacity of such specified Person; (iii) any Stockholder of the Immediate Family or Affiliate of a Person described in clause (i) or (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any Stockholder(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person; provided, that for the avoidance of doubt, any limited partners or Stockholders of any Stockholder shall not be Related Persons of such Stockholder solely as a result of such limited partnership or limited liability company structure.

“Remaining Offered Securities” has the meaning set forth in Section 3.3(c).

“Representative” means, with respect to a Person, the officers, directors, employees, agents, accountants, lawyers, advisors, bankers and other representatives of such person.

“Restructuring Closing” means the closing of the acquisition of the shares of the Company by the Stockholders pursuant to the Chapter 11 Cases.

“Restructuring Closing Date” means the date of the Restructuring Closing.

“Reverse Stock Split Transaction” has the meaning set forth in Section 2.4(c).

“ROFO Acceptance Notice” has the meaning set forth in Section 3.3(b).

“ROFO Portion” has the meaning set forth in Section 3.3(b).

“ROFO Recipients” has the meaning set forth in Section 3.3(a).

“Sale Process” has the meaning set forth in Section 3.8(a).

“Sale Process Holders” has the meaning set forth in Section 3.8(a).

“Seasoned Issuer” means an issuer eligible to use Form S-3 under the Securities Act and that is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting fees, discounts and selling commissions applicable to the sale of Registrable Securities.

“Specific Approval” means the FCC’s approval of a specific Non-U.S. Person’s holding of Common Stock or any other voting or equity interest in the Company’s issued in any declaratory ruling or similar ruling and any clearance or approval of any other Governmental Authority such as the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector (formerly known as “Team Telecom”), prior to or in connection with such FCC approval.

“Stock Conversion” has the meaning set forth in Section 5.22.

“Stockholder Group Directors” has the meaning set forth in Section 2.1(a)(ii).

“Stockholder Group 1” means, together, those certain Stockholders listed under such heading at Schedule I hereto and their Permitted Transferees.

“Stockholder Group 1 Directors” has the meaning set forth in Section 2.1(a)(i).

“Stockholder Group 1 Nominees” has the meaning set forth in Section 2.1(a)(i).

“Stockholder Group 2” means, together, those certain Stockholders listed under such heading at Schedule I hereto and their Permitted Transferees.

“Stockholder Group 2 Director” has the meaning set forth in Section 2.1(a)(ii).

“Stockholder Group 2 Nominee” has the meaning set forth in Section 2.1(a)(ii)

“Stockholders” has the meaning set forth in the preamble and any other Person who owns, from time to time, any Company Securities (excluding Company Securities issued or issuable under an Equity Incentive Plan) and who is or becomes a party to this Agreement pursuant to the terms hereof, for so long as such Persons continue to hold such Company Securities.

“Subsidiary” means, with respect to any entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such first entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity of which such first entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or managing Stockholder.

“Supermajority Approval” means the consent in writing or affirmative vote of the Stockholders holding at least 70% of the then outstanding Class A Common Stock which shall include at least three (3) Stockholders that are not Laurel Tree or any of its Permitted Transferees.

“Supermajority Stockholders” has the meaning set forth in Section 2.4(a).

“Suspension Period” has the meaning set forth in Section 4.2(d).

“Tag-Along Acceptance Notice” has the meaning set forth in Section 3.4(b).

“Tag-Along Offeree” has the meaning set forth in Section 3.4(a).

“Tag-Along Sale” has the meaning set forth in Section 3.4(a).

“Trading Market” has the meaning set forth in Section 4.2(i)(xix).

“Transfer” means, in respect of any Company Securities, property or other assets, any direct or indirect sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and to receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing, including a change of control of any Stockholder (or any one or more parent entities of such Stockholder) that results in an indirect Transfer of ownership of Company Securities. For the avoidance of doubt any direct or indirect transfer, sale, or assignment of the ownership interests in the equity of a Stockholder shall not be considered a “Transfer” as such term is used in this Agreement, so long as, in each case, such transfer, sale, or assignment is to an Affiliate of the Stockholder or a limited partner of the investment funds, co-investment funds, and other investment vehicles under the control of a Stockholder’s ultimate controlling persons; provided that such transfer, sale, or assignment is in compliance with applicable law.

“Transfer Notice” has the meaning set forth in Section 3.4(a).

“Transferee” means any Person that is a transferee of all or a portion of a Stockholder’s Company Securities in accordance with the terms hereof.

“Transferred Securities” has the meaning set forth in Section 3.4(a).

“Transferring Holder” has the meaning set forth in Section 3.4(a).

“Unaffiliated Person” means any Person that is not (i) any of the Stockholders, (ii) a Related Party of any of the Stockholders or (iii) a Related Party of the Company.

“Voting Securities” means, at any time, shares of any class of Company Securities of the Company that confer upon the registered holder(s) thereof the right to vote generally in the election of Directors.

Section 1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1 Board Representation.

(a) Effective as of the Restructuring Closing, for so long as this Section 2.1 remains in effect, and subject to Communications Laws, the Board shall consist of up to seven (7) Directors of whom:

(i) Five (5) shall be designated or nominated by Stockholder Group 1 (such persons, the “Stockholder Group 1 Directors”) as follows:

(A) Three (3) of the Stockholder Group 1 Directors shall be designated by Laurel Tree or its Permitted Transferees; provided, if at any time Laurel Tree or its Permitted Transferees hold at least a majority of the outstanding Common Stock on a fully diluted basis, four (4) of the Stockholder Group 1 Directors shall be designated by Laurel Tree or its Permitted Transferees (such persons, the “Laurel Tree Directors”); provided, further, that if Laurel Tree or its Permitted Transferees hold, together, less than 80% of its Original Shares, Laurel Tree shall no longer be entitled to designate any Stockholder Group 1 Directors pursuant to this Section 2.1(a)(i)(A); and

(B) The remaining members of Stockholder Group 1 (excluding Laurel Tree for so long as Laurel Tree retains the right to designate any directors pursuant to Section 2.1(a)(i)(A)) shall have the right to nominate for election the remaining Stockholder Group 1 Directors not designated by Laurel Tree pursuant to paragraph (A) above (such persons, the “Stockholder Group 1 Nominees”).

(ii) One (1) shall be nominated by Stockholder Group 2 and shall be, to the reasonable satisfaction of the holders of a majority of the shares of Class A Common Stock held by Stockholder Group 1, an expert or specialist in the industry of the Company Business (such person, the “Stockholder Group 2 Nominee” and, if elected, the “Stockholder Group 2 Director”; and, together with the Stockholder Group 1 Directors, the “Stockholder Group Directors”); provided, however, that if Stockholder Group 2 holds, together, less than 80% of its aggregate Original Shares (assuming the full exercise of any Special Warrants and 2L Warrants held by Stockholder Group 2) or less than 1% of the outstanding Common Stock on a fully diluted basis in the aggregate, Stockholder Group 2 shall no longer be entitled to nominate a candidate for election to the Board pursuant to this Section 2.1(a)(ii).

(iii) One (1) shall be the principal executive officer of the Company which, for the avoidance of doubt, shall initially be David Field, the Chief Executive Officer (the “CEO”), for so long as the CEO (or such person’s replacement) is employed by the Company or its Subsidiary or Affiliate.

(b) The Stockholder Group 1 Nominees and the Stockholder Group 2 Nominee shall become Directors upon the approval of the holders of a majority of the then outstanding shares of Class A Common Stock; provided, however, that if any Stockholder Group 1 Nominee or Stockholder Group 2 Nominee is not so elected, Stockholder Group 1 (excluding Laurel Tree) or Stockholder Group 2, as applicable, shall continue to have the right to nominate additional candidates for election until such time as a Stockholder Group 1 Nominee or Stockholder Group 2 Nominee, as applicable, is duly elected to the Board.

(c) All Directors designated or nominated, as applicable, pursuant to this Section 2.1 shall be qualified under the Communications Laws to hold attributable interests (as such term is used in the Communications Laws) in the Company. Neither any of the Stockholder Group 1 Nominees nor the Stockholder Group 2 Nominee shall be an employee or agent of any member of Stockholder Group 1 or Stockholder Group 2 who does not otherwise hold an attributable interest (as such term is used in the Communications Laws) in the Company unless any necessary regulatory approvals are obtained from the Federal Communications Commission.

(d) To the extent that Stockholder Group 1 or Stockholder Group 2 loses the ability to designate or nominate (as applicable) one or more Directors as described above for failing to hold the applicable minimum amount of Common Stock (assuming, in the case of Stockholder Group 2, the exercise of any Special Warrants and 2L Warrants held by Stockholder Group 2), then such Board seat(s) shall be filled by majority vote of the holders of Class A Common Stock.

(e) A Stockholder Group 1 Director shall be selected by a majority of the Stockholder Group 1 Directors to serve as the Chairman of the Board.

(f) Except as otherwise set forth in Section 2.1(a) above for the election of directors, each share of Class A Common Stock shall be entitled to one vote and the holders thereof shall be entitled to vote for all such matters that are put to the Shareholders for approval under the Company’s Governing Documents and applicable law. The shares of Class B Common Stock, any equity provided under the Equity Incentive Plan and any other Company Securities shall be non-voting except as otherwise provided in the Company’s Governing Documents.

(g) The Company shall take such action as may be required under applicable law to cause the Board to consist of the Directors specified in Sections 2.1(a) and 2.1(d) above. The Company further agrees to include in the slate of nominees recommended by the Board the Stockholder Group 1 Nominees and Stockholder Group 2 Nominees as required hereby.

(h) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated or elected pursuant to Section 2.1(a) above, the remaining Directors and the Company shall cause the vacancy created thereby to be filled as soon as possible by a new designee or nominee, as applicable, of the Stockholder(s) who have the right to designate or nominate for election such Director, as set forth in this Section 2.1, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(i) Each of the Stockholders agrees to vote promptly, or act by written consent with respect to, any Voting Securities beneficially owned by it, at each annual or special meeting of Stockholders at which Directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the Board to be comprised as set forth in this Section 2.1; provided, however, that no Stockholder shall be obligated to vote in favor of the Stockholder Group 1 Nominee(s) or the Stockholder Group 2 Nominee. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated or elected pursuant to Section 2.1(a) and the remaining Directors pursuant to Sections 2.1(g) and 2.1(h) have not caused the vacancy created thereby to be filled by a new designee of the applicable Stockholder, then in such case each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to fill such vacancy as provided in Section 2.1(g). Upon the written request of Laurel Tree, each other Stockholder shall vote promptly, or act by written consent with respect to, all Voting Securities beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove any Director designated by Laurel Tree pursuant to Section 2.1(a) and to elect any replacement Director so designated by Laurel Tree. Any Director other than a Laurel Tree Director may be removed for cause from the Board at any time (with or without consent) by a vote of the majority of the shares of Class A Common Stock, and the Stockholders having the right to designate or nominate (as applicable) such Director shall have the sole right to designate or nominate (as applicable) any replacement thereof.

(j) The Company shall reimburse each Director for reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof, subject to the Company’s expense reimbursement policies in effect from time to time. The Company agrees all Directors (except for any Stockholder Group Director that is an employee of a Stockholder of Stockholder Group 1 or Stockholder Group 2, subject to Section 2.1(c) above) shall be entitled to the same compensation as may be approved by the Board from time to time.

(k) In the event that, as a consequence of the provisions of Section 2.1(d), a Stockholder or group of Stockholders shall cease to have the right to designate a Director in accordance with this Section 2.1, such Stockholder or group of Stockholders shall cause such Director(s) to resign from the Board immediately and such Board seat(s) shall be filled by majority vote of the holders of shares of Class A Common Stock. In the event of any increase in the size of the Board, the Stockholders shall act promptly to cause a proportional increase in the number of Stockholder Group Directors (including Laurel Tree Directors) such that the composition of the Board immediately following the increase in the number of Directors shall reflect the relative number of Stockholder Group Directors that each Stockholder had been entitled to designate or nominate, as applicable, immediately prior to such increase.

(l) The Company agrees to cause at least one meeting of the Board to be held each fiscal quarter, and to make provisions such that any member of the Board may attend such meetings by remote means (e.g., by telephone or video conference).

(m) The Company shall maintain a directors’ and officers’ liability insurance policy with such levels of coverage as are reasonably appropriate for a company in the Company Business of the size of the Company.

Section 2.2 Board Observers. The Company shall, upon notice from any Designated Stockholder, invite one (1) representative of such Designated Stockholder (a “Board Observer”) to attend the upcoming meeting(s) of the Board, in a non-voting, observer capacity. The Company shall make available to each such Board Observer copies of all notices, minutes, consents and other materials, financial or otherwise that the Company provides to its Directors in connection with such meeting(s); provided, however, that the Board Observer shall agree to hold in confidence and trust all information so provided and shall enter into such further agreements or undertakings with the Company to maintain the confidentiality of information provided to such Board Observer and ensure compliance with applicable securities laws as the Company may reasonably request; provided, further, that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting or portion thereof in the absence of such further agreements or if the Company believes in good faith that (a) such exclusion is reasonably necessary to preserve attorney-client privilege between the Company and its (internal and/or external) counsel, or to maintain compliance with the Communications Laws; or (b) receipt by any such Board Observer could cause material harm to the interests and business affairs of the Company, including, for the avoidance of doubt, by providing commercially sensitive information to a Company Competitor. The rights and privileges provided in this Section 2.2 shall be conditioned upon and subject to each Board Observer entering into a Board Observer Agreement in a commercially reasonable form acceptable to the Board, such consent not to be unreasonably withheld. The decision of the Company with respect to the privileged or confidential nature of such information shall be final and binding. The costs and expenses incurred by the Company and any Board Observer in connection with their role as a Board Observer shall be borne solely by the Designated Stockholder that appointed such Board Observer. If, at any time, such Designated Stockholder, together with its Affiliates, ceases to be a Designated Stockholder, then such Designated Stockholder shall no longer be entitled to designate a Board Observer and any Board Observer previously designated by such Designated Stockholder shall no longer be entitled to the rights and privileges set forth in this Section 2.2 unless and until such Designated Stockholder once again becomes a Designated Stockholder.

Section 2.3 Committees; Subsidiaries.

(a) So long as a Stockholder has the right to nominate or designate at least one Director pursuant to Section 2.1, the Company shall, unless unanimously approved by the Board, cause each executive committee, compensation committee, audit committee or other committee of the Board (including, without limitation, any committee performing the functions usually reserved for the committees described above) to include at least one (1) of each such Stockholder’s nominees or designees; provided, that the composition of each such committee shall reflect the relative number of Stockholder Group Directors for each Stockholder or group of Stockholders. The Stockholders agree to cause their respective Stockholder Group Directors to take all actions necessary to effect the provisions of the preceding sentence of this Section 2.3(a).

(b) Unless otherwise required by law or approved by the Board, the composition of the board of directors, board of managers (or body serving a similar function) of each Subsidiary of the Company (and any committee thereof), if any, shall be the same as that of the Board, and the provisions of Section 2.1 shall apply equally to each such board or other governing body of a Subsidiary of the Company, unless the board of directors, board of managers (or body serving a similar function) thereof is comprised solely of employees of the Company or its Subsidiaries.

Section 2.4 Supermajority Approval Rights.

(a) In addition to any vote or consent of the Board or the Stockholders required by applicable law or the Governing Documents and notwithstanding anything in this Agreement to the contrary but subject to Section 2.5, until the consummation of a Qualified IPO, the Company shall not take any of the following actions, or enter into any arrangement or contract to do any of the following actions, without Supermajority Approval (such consenting Stockholders, the “Supermajority Stockholders”), which shall be necessary for authorizing, effecting or validating such transactions:

(i) any amendment, restatement, repeal, modification or alteration of the Governing Documents; provided, that the consent of the Supermajority Stockholders shall not be required to amend this Agreement to reflect changes to Schedule I attached hereto

(ii) any increase or decrease in the size of the Board or in the method of designating or nominating Directors (except as otherwise provided in Section 2.1);

(iii) (A) the dissolution, liquidation or winding up of the Company or (B) the commencement of a voluntary proceeding seeking bankruptcy, insolvency, reorganization or other similar relief;

(iv) any authorization, creation (by way of reclassification, merger, consolidation, subdivision of shares of Common Stock, or other similar reorganization) or issuance of any securities of the Company senior to the Common Stock;

(v) the changing of the primary business of the Company away from the Company Business; or

(vi) the changing of the corporate form of the Company that would result in the Company no longer being a Delaware corporation, unless required by applicable law.

(b) In connection with any vote or action by written consent of the Stockholders relating to any matter requiring consent as specified in Section 2.4(a), each Stockholder agrees, with respect to any Voting Securities beneficially owned by such Stockholder with respect to which such Stockholder has the power to vote, (i) to vote against (and not act by written consent to approve) such matter if such matter has not been consented to by the Supermajority Stockholders in accordance with Section 2.4(a) and (ii) to take or cause to be taken, upon the written request of a Stockholder, all other reasonable actions, at the expense of the Company, required, to the extent permitted by law, to prevent the taking of any action by the Company with respect to a matter unless such matter has been consented to by the Supermajority Stockholders in accordance with Section 2.4(a).

(c) In connection with any vote or action by written consent of the Stockholders relating to a reverse stock split transaction that is (i) approved by the Board and (ii) intended to maintain the suspension of any reporting obligation of the Company with the Securities and Exchange Commission (each, a “Reverse Stock Split Transaction”), each Stockholder agrees, with respect to any Voting Securities beneficially owned by such Stockholder with respect to which such Stockholder has the power to vote, (A) to vote in favor (or act by written consent to approve) such Reverse Stock Split Transaction and (B) to take or cause to be taken, upon the written request of a Stockholder, all other reasonable actions, at the expense of the Company, required, to the extent permitted by law, to facilitate any action by the Company with respect to such matter. Each Stockholder hereby appoints the Company and any designee thereof, each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution to vote or act by written consent with respect to all of such Stockholder’s shares of Common Stock which it has the right to vote (i) in accordance with this Section 2.4(c) and (ii) to sign its name (as a Stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require solely to fulfill the requirements of this Section 2.4(c). This proxy is given to secure the performance of the duties and obligations of such Stockholder under this Section 2.4(c). Each Stockholder affirms that the proxy granted hereunder is coupled with an interest and is irrevocable until termination of this Agreement, whereupon such proxy and power of attorney will automatically terminate.

Section 2.5 Laurel Tree Consent Rights.

(a) In addition to any vote or consent of the Board or the Stockholders required by applicable law or the Governing Documents and notwithstanding anything in this Agreement to the contrary but subject to Section 2.4, until the consummation of a Qualified IPO, the Company shall not take (or, to the extent applicable, permit any Subsidiary to take) any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the consent in writing of Laurel Tree which shall be necessary for authorizing, effecting or validating such transactions:

(i) any amendment, restatement, repeal, modification or alteration of the Governing Documents in a manner adverse to Laurel Tree (except as provided in Section 2.4(c));

(ii) any increase or decrease in the size of the Board or in the method of designating or nominating Directors (except as otherwise provided in Section 2.1);

(iii) (A) the dissolution, liquidation or winding up of the Company or (B) the commencement of a voluntary proceeding seeking bankruptcy, insolvency, reorganization or other similar relief;

(iv) the appointment, termination, removal or change in compensation of the Chief Executive Officer of the Company;

(v) the incurrence of indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another Person) other than indebtedness up to the capacity of the Company’s financing arrangements in place immediately following the Restructuring Closing;

(vi) any authorization, creation (by way of reclassification, merger, consolidation, subdivision of shares of Common Stock, or other similar reorganization) or issuance of any securities of the Company senior to the Common Stock;

(vii) any (A) acquisition by the Company or any Subsidiary of the securities, equity interests or assets of any Person, or the acquiring by the Company or any Subsidiary by any other manner of any business, properties, assets, or Persons, in one transaction or a series of related transactions (other than the purchase of goods in the ordinary course of business) having an aggregate purchase price (including the aggregate principal amount or accreted value of any assumed indebtedness and valuing any non-cash consideration at its Fair Market Value) in excess of $10 million;

(viii) the increase of any line item category of spending in the annual operating budget of the Company by more than 5% of the amount of such line item in the prior year’s annual operating budget; or

(ix) the changing of the primary business of the Company away from the Company Business.

(b) In connection with any vote or action by written consent of the Stockholders relating to any matter requiring consent as specified in Section 2.5(a), each Stockholder agrees, with respect to any Voting Securities beneficially owned by such Stockholder with respect to which such Stockholder has the power to vote, (i) to vote against (and not act by written consent to approve) such matter if such matter has not been consented to by Laurel Tree in accordance with Section 2.5(a), and (ii) to take or cause to be taken, upon the written request of a Stockholder, all other reasonable actions, at the expense of the Company, required, to the extent permitted by law, to prevent the taking of any action by the Company with respect to a matter unless such matter has been consented to by Laurel Tree in accordance with Section 2.5(a).

Section 2.6 Available Financial Information. At all times prior to a Qualified IPO, the Company shall deliver, by providing access via a password-protected online website or data room available to beneficial owners of Company Securities, the following to each Stockholder until such time as such Stockholder and its Affiliates shall cease to beneficially own any Company Securities:

(a) within ninety (90) days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries for such year, together with the notes thereto (but not, for the avoidance of doubt, a management discussion and analysis report), in each case prepared in accordance with GAAP and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company and a calculation of EBITDA of the Company together with a reconciliation of EBITDA to net income, as determined by GAAP; and

(b) within forty-five (45) days after the end of the first, second and third fiscal quarters of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries for such period and for the current fiscal year to date, together with the notes thereto (but not, for the avoidance of doubt, a management discussion and analysis report), in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments), together with a calculation of EBITDA of the Company together with a reconciliation of EBITDA to net income, as determined by GAAP, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

Section 2.7 Additional Information(a) . The Designated Stockholders and up to three (3) entities representing the members of Stockholder Group 2, who shall initially be Brigade Capital Management, LP, J.P. Morgan Investment Management Inc. and JPMorgan Chase Bank, N.A. (and whose successors shall be chosen by majority vote of the members of Stockholder Group 2) shall have the right to obtain such additional information as is reasonably requested by such Stockholder (and for the avoidance of doubt, including monthly financial reports and annual budgets), and will have the right to request meetings with management a reasonable number of times per year to discuss the operations and business of the Company. Any Stockholder entitled to receive any of the foregoing financial information may elect to not receive such information, for any reason or no reason, by notifying the Company in writing. Each Stockholder shall be liable for any action of its Representatives or recipients, in each case who have received the applicable information from or on behalf of such Stockholder, that would constitute a violation of Section 5.7 if such Representative or recipient were party to this Agreement. To the extent any Stockholder and its Permitted Transferees acquire additional Company Securities such that such Stockholder and its Permitted Transferees hold at least 10% of the outstanding Company Securities, then such Stockholder shall be entitled to the additional information rights set forth in this Section 2.7. None of the information described in Section 2.6 or in this Section 2.7 shall be required to be provided to a Stockholder if the Board determines in good faith that such Stockholder is, or is an Affiliate of, a material Company Competitor; provided, that in no event shall Laurel Tree be considered a Company Competitor for purposes of Section 2.6 or this Section 2.7.

Section 2.8 Related Party Transactions.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not enter into a transaction with any Affiliate of the Company or its Subsidiaries, or any Stockholder, officer, director or lender of the Company or any of its Subsidiaries (each, a “Related Party” and such a transaction a “Related Party Transaction”) (i) unless the terms of such Related Party Transaction are at least as favorable to the Company as could have been obtained in a comparable arm’s-length transaction by the Company with an unaffiliated third party as reasonably determined by the Board and (ii) if such Related Party Transaction is reasonably expected to involve greater than $20 million in (A) annual net revenue to the Company in the case of commercial transactions or (B) total consideration in the case of asset sales or any acquisition, unless such transaction is approved by a majority of the disinterested Directors then in office.

(b) None of the following shall constitute a Related Party Transaction: (i) transactions in respect of any credit agreement of the Company in effect as of the Restructuring Closing Date and from time to time pursuant to which all Stockholders and their Affiliates similarly situated with the applicable Related Party receive identical treatment to such Related Party or that are expressly permitted by such credit agreement, (ii) transactions (or series of related transactions) involving less than $2.5 million in (A) annual net revenue to the Company in the case of commercial transactions or (B) total consideration in the case of the sale of assets or any acquisition, (iii) customary indemnification, expense advancement and expense reimbursement of Stockholders, employees, officers and Directors of the Company or any of its Subsidiaries, (iv) the issuance of New Securities pursuant to and in accordance with Section 4.1, (v) other transactions subject to preemptive rights otherwise in accordance with and permitted by this Agreement, (vi) employment agreements, including with respect to employee compensation and benefits, and (vii) intracompany transactions.

Section 2.9 Waiver of Fiduciary Duties; Corporate Opportunities.

(a) This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Stockholders hereto or their respective Affiliates. Further, each Stockholder hereby waives any and all fiduciary duties that, absent such waiver, may be implied by law, and in doing so, recognizes, acknowledges and agrees that the duties and obligations of the Stockholders to one another and to the Company are only as expressly set forth in this Agreement.

(b) Each Stockholder acknowledges that the other Stockholders and their respective Affiliates, and their respective officers, directors, shareholders, partners, Stockholders, agents and employees and the Stockholder Group Directors (collectively, a “Corporate Opportunities Group”) may take advantage of any business or corporate opportunity of any type or description that may be available to them without (i) offering such opportunity to the Company or any other Stockholder, (ii) informing the Company or any other Stockholder of the existence of such opportunity or (iii) giving the Company or any other Stockholder the right to participate in any such opportunity, even if such opportunity competes with the Company Business, unless such Stockholder is presented with the underlying opportunity solely as a result of its status as a Stockholder.

(c) Each Stockholder and its Corporate Opportunities Group may engage in the same or similar activities or lines of business as the Company Business, or provide services or capital to Company Competitors, and shall have no duty or liability to the Company or any other Stockholder arising from such Stockholder’s or its Corporate Opportunities Group’s engagement in the Company Business, such activities or such other lines of business.

ARTICLE III

TRANSFERS

Section 3.1 Rights and Obligations of Transferees. Except as otherwise provided in this Agreement, no Transferee of any Stockholder, except a Permitted Transferee, shall be entitled to any rights of the Transferring Stockholder under this Agreement. Subject to Section 3.6, a Permitted Transferee shall be permitted to exercise all rights of the Transferring Stockholder under this Agreement with respect to the Company Securities Transferred.

Section 3.2 Transfer Restrictions.

(a) Subject to the requirements of the Securities Act and Communications Laws, the transfer restrictions set forth in Section 5(d) of the Company’s Certificate of Incorporation and the receipt of any required prior approvals of the Federal Communications Commission under the Communications Laws, so long as the Company has not completed a Qualified IPO, each Stockholder may Transfer its Company Securities subject to compliance with Sections 3.3, 3.4, 3.5 and 3.6 provided, that the Transferee of such Company Securities is not a Company Competitor.

(b) Each Stockholder shall as promptly as practicable provide the Company and the Stockholders with written notice of any Transfer made in accordance with Section 3.2(a).

(c) In connection with any proposed initial public offering of Company Securities approved pursuant to Section 2.4(a), including a Qualified IPO, each Stockholder shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company, including taking all actions reasonably requested by the Company and executing and delivering all agreements, instruments and documents as may be reasonably required in order to consummate any such proposed initial public offering.

(d) After the date the Company obtains an initial declaratory ruling from the FCC authorizing the Company’s voting and/or equity interests held by Non-U.S. Persons to exceed the 25% indirect foreign ownership benchmark contained in 47 U.S.C. § 310(b)(4), if any Prospective Transferee (as defined in Section 3.6) will require Specific Approval prior to the consummation of a Transfer of Company Securities to such Prospective Transferee, the Company shall use commercially reasonable best efforts to prepare and file a petition for declaratory ruling seeking such Specific Approval as promptly as practicable, and the Prospective Transferee shall cooperate with the Company to promptly provide all information necessary for the preparation and filing of the petition for declaratory ruling. The Company and the Prospective Transferee shall cooperate with each other to diligently prosecute the petition for declaratory ruling. Each party will promptly provide the other with a copy of any pleadings, order or other document served on such party relating to the petition for declaratory ruling and shall furnish all information required by the FCC or any other Governmental Authority in connection with the petition for declaratory ruling. The Company and the Prospective Transferee shall notify each other of all documents filed with or received by any Governmental Authority with respect to the petition for declaratory ruling and the Specific Approval sought therein. In furtherance of obtaining the Specific Approval sought in the petition for declaratory ruling, the Company and the Prospective Transferee shall furnish each other such information and assistance as the other may reasonably request in connection with their preparation of any filing with the FCC or other Governmental Authority. The Prospective Transferee shall be solely responsible for any and all costs incurred in connection with the preparation and prosecution of the petition for declaratory ruling and efforts to obtain the Specific Approval requested therein; provided, however, that if the petition for declaratory ruling involves requests for Specific Approval for more than one Prospective Transferee (including any Stockholder undertaking a Stock Conversion pursuant to Section 5.22), then the costs for the preparation and prosecution of the petition for declaratory ruling shall be shared equally by the Proposed Transferee(s) (and, if applicable, any Stockholder undertaking a Stock Conversion pursuant to Section 5.22); and provided, further, that pursuant to Section 6 of the Certificate of Incorporation, each Stockholder shall, at its own cost, provide such information as the Company deems necessary or appropriate to prepare and prosecute the petition for declaratory ruling.

Section 3.3 Right of First Offer.

(a) Other than with respect to (i) a Transfer to a Permitted Transferee or (ii) a Transfer or series of Transfers by a Stockholder and any of its Affiliates occurring within any six (6)-month period of Company Securities constituting less than 4% of the aggregate Company Securities outstanding on the date thereof, if any Stockholder wishes to Transfer any of its Company Securities to an Unaffiliated Person, such Stockholder (the “Offering Holder”) shall deliver to each Major Stockholder and Designated Stockholder (collectively, the “ROFO Recipients”) and to the Company an irrevocable written notice (the “Offer Notice”), setting forth such Offering Holder’s intention to effect such a Transfer, the number of Company Securities proposed to be Transferred (the “Offered Securities”) and offering the ROFO Recipients the right (the “First Offer”) to purchase the Offered Securities as set forth herein.

(b) Each ROFO Recipient shall have the option to purchase, for cash, up to a number of Offered Securities equal to the product of (i) the total number of Offered Securities and (ii) a fraction, the numerator of which is the number of shares of Common Stock beneficially owned by such ROFO Recipient as of the applicable Transfer date, and the denominator of which is the total number of shares of Common Stock beneficially owned by all ROFO Recipients as of such date (such amount, the “ROFO Portion”). Each ROFO Recipient shall, within five (5) Business Days from receipt of the Offer Notice, send irrevocable written notice (a “ROFO Acceptance Notice”) to the Offering Holder and the Company indicating whether it has accepted the First Offer and if so, the maximum number of Offered Securities sought to be purchased, the proposed purchase price therefor (the “First Offer Price”), and any other material terms and conditions of the proposed Transfer. For the avoidance of doubt, a ROFO Recipient shall be deemed to have waived its right to participate in the First Offer if it fails to deliver a ROFO Acceptance Notice within the time period prescribed in this Section 3.3(b).

(c) The ROFO Recipients shall have a right of oversubscription such that, if any ROFO Recipient does not elect to purchase Offered Securities or elects to purchase less than all of its ROFO Portion of the Offered Securities (all Offered Securities not so purchased, the “Remaining Offered Securities”), each ROFO Recipient that accepted the First Offer shall have the right to purchase its pro rata portion (based on the aggregate number of Offered Securities elected to be purchased by all ROFO Recipients) of the Remaining Offered Securities. In the event that all such Remaining Offered Securities are not purchased by the ROFO Recipients in the aggregate, the Company shall have the right to purchase any remaining portion.

(d) If ROFO Recipients and the Company, in the aggregate, do not elect to purchase all of the Offered Securities, then, subject to Section 3.4, the Offering Holder shall be free for a period of thirty (30) days from the date ROFO Acceptance Notices were due to be sent to the Offering Holder to Transfer the Offered Securities to an Unaffiliated Person for a price not less than the First Offer Price and on material terms and conditions not less favorable than those described in the ROFO Acceptance Notice. If a sale if not completed prior to the end of such thirty (30)-day period, then the Offering Holder must again comply with the provisions of this Section 3.3 prior to any further Transfer of any of its Company Securities. Any Company Securities not so Transferred shall continue to be subject to the provisions of this Section 3.3.

Section 3.4 Tag-Along Rights.

(a) Subject to Section 3.5, other than with respect to a Transfer (i) to a Permitted Transferee or (ii) to a ROFO Recipient pursuant to Section 3.3, if any Stockholder proposes to Transfer a number of Company Securities equal to 20% or more of the Company Securities then outstanding to an Unaffiliated Person, then at least fifteen (15) Business Days prior to the proposed closing date of such Transfer, such Stockholder (the “Transferring Holder”) shall deliver to (A) Laurel Tree, (B) each Stockholder other than Laurel Tree (collectively, the “Tag-Along Offerees”) and (C) the Company written notice (the “Transfer Notice”), setting forth such Transferring Holder’s intention to effect such a Transfer, the number of Company Securities proposed to be Transferred (the “Transferred Securities”), the proposed purchase price therefor and the other material terms and conditions of the proposed Transfer, and offering the Tag-Along Offerees the right to participate in such Transfer (a “Tag-Along Sale”) as set forth herein.

(b) Each Tag-Along Offeree may elect to participate in the Tag-Along Sale, on the same terms and conditions as the Transferring Holder proposes to sell its Company Securities, up to a number of Company Securities equal to the product of (i) the total number of Transferred Securities and (ii) a fraction, the numerator of which is the number of Company Securities beneficially owned by such Tag-Along Offeree as of the applicable Transfer date, and the denominator of which is the total number of Company Securities beneficially owned by all Tag-Along Offerees electing to participate in the Tag-Along Sale and the Transferring Holder as of such date. Each Tag-Along Offeree shall, within ten (10) Business Days from receipt of the Transfer Notice, send irrevocable written notice (a “Tag-Along Acceptance Notice”) to the Transferring Holder and the Company indicating whether it has elected to participate in the Tag-Along Sale and if so, the maximum number of Company Securities sought to be Transferred. For the avoidance of doubt, a Tag-Along Offeree shall be deemed to have waived its right to participate in the Tag-Along Sale if it fails to deliver a Tag-Along Acceptance Notice within the time period prescribed in this Section 3.4(b).

(c) The Transferring Holder shall use commercially reasonable efforts to ensure the proposed Transferee of Transferred Securities purchases all Company Securities set forth in the Transfer Notice and the additional Company Securities sought to be Transferred by all Tag-Along Offerees. If the proposed Transferee elects to purchase less than all of the additional Company Securities sought to be Transferred by the Transferring Holder and all Tag-Along Offerees, the number of Company Securities to be Transferred by the Transferring Holder and each Tag-Along Offeree shall be reduced on a pro rata basis.

(d) As a condition to exercising any rights under this Section 3.4, each Tag-Along Offeree electing to participate in the Tag-Along Sale shall (i) agree to make, or agree to, the same customary representations, warranties, covenants (including restrictive covenants), indemnities and agreements as the Transferring Holder so long as they are made severally (and not jointly nor jointly and severally) and the liabilities thereunder are borne pro rata based on the consideration received by the Transferring Holder and all participating Tag-Along Offerees, and (ii) pay its pro rata share of all expenses that are for the benefit of the Transferring Holder and all participating Tag-Along Offerees; provided that such liabilities and expenses borne by a Tag-Along Offeree in clause (i) and (ii) shall not exceed the total purchase price received by such Tag-Along Offeree.

(e) Each Tag-Along Offeree electing to participate in the Tag-Along Sale shall deliver to the Transferring Holder at the closing of the Tag-Along Sale any agreements or other documents reasonably required from such Tag-Along Offeree to consummate such sale. Any failure to deliver such documents shall be deemed a waiver by such Tag-Along Offeree of its rights hereunder. Upon the consummation of the Tag-Along Sale, the acquiring Person shall pay directly to each Tag-Along Offeree participating therein, by wire transfer of immediately available funds, the purchase price for the Company Securities sold by such Tag-Along Offeree pursuant thereto.

Section 3.5 Drag-Along Right.

(a) After the twenty-four (24)-month anniversary of the Restructuring Closing Date and other than with respect to a Transfer to a Permitted Transferee, if a Stockholder or group of Stockholders holding a majority of the issued and outstanding Company Securities (together, the “Dragging Holders”) desire to Transfer all or substantially all of such Dragging Holders’ Company Securities to an Unaffiliated Person or any Person on an arm’s-length basis (a “Drag-Along Sale”), then if requested by any Dragging Holder, each other Stockholder (a “Dragged Holder”) shall be required to participate in the Drag-Along Sale in accordance with this Section 3.5.

(b) No more than ten (10) Business Days after the execution and delivery by all parties thereto of the definitive agreement entered into with respect to the Drag-Along Sale and, in any event, at least fifteen (15) Business Days prior to the proposed closing date thereof, the Dragging Holders shall deliver to each Dragged Holder and to the Company written notice (the “Drag-Along Notice”), setting forth the material terms of the Drag-Along Sale, including the consideration to be paid by the purchaser for the Company Securities. The consideration to be received by a Dragged Holder in the Drag-Along Sale shall be the same form and amount of consideration per Unit to be received by the Dragging Holders, and the terms and conditions of such sale shall be the same as those upon which the Dragging Holders sell their Company Securities.

(c) Each Stockholder agrees to (i) refrain from the exercise of dissenters rights, approval rights, appraisal rights or similar rights at any time with respect to the Drag-Along Sale, (ii) consent to and raise no objections to the Drag-Along Sale, including asserting any claim or commencing any suit premised on a breach of fiduciary duty (or aiding and abetting thereof) by a Stockholder or any of its Affiliates in connection with the Drag-Along Sale and (iii) to the extent a Drag-Along Sale is structured as a merger or consolidation, each Stockholder shall vote any shares of Common Stock which it has the right to vote to approve such merger or consolidation, whether by written consent or at a stockholders’ meeting, and waive all dissenters rights, approval rights and similar rights in connection with such merger or consolidation. In addition, each Dragged Holder and the Company shall take all other action reasonably necessary or desirable to cause the consummation of the Drag-Along Sale. Without limitation of the foregoing, at least ten (10) Business Days prior to the proposed closing date of the Drag-Along Sale, each Dragged Holder shall deliver to the Company to hold in escrow pending transfer of the consideration therefor, any agreements or other documents reasonably requested of such Dragged Holder to consummate such Drag-Along Sale. Upon the consummation of the Drag-Along Sale, the acquiring Person shall pay directly to each Dragged Holder, by wire transfer of immediately available funds, the purchase price for the Company Securities sold by such Dragged Holder pursuant thereto.

(d) All Dragged Holders holding currently vested and exercisable options or warrants to acquire Common Stock shall be required, at the Board’s discretion, to either (i) exercise such options or warrants prior to the consummation of the Drag-Along Sale and participate in such sale as holders of such class of Common Stock or (ii) upon the consummation of the sale, receive in exchange for such options or warrants consideration equal to the amount determined by multiplying (A) the same amount of consideration per share of such Stock received by the holders of such class of Common Stock in connection with the sale less the exercise price per share of Common Stock of such options or warrants to acquire such Common Stock by (B) the number of shares of Common Stock represented by such then currently vested and exercisable options or warrants, subject to the same adjustments, escrows and contingent liabilities as such class of Common Stock. Each Dragged Holder hereby appoints the Dragging Holders and any designee thereof, each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution to vote or act by written consent with respect to all of such Dragged Holder’s shares of Common Stock which it has the right to vote (i) in accordance with this Section 3.5 and (ii) to sign its name (as a Stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require solely to fulfill the requirements of this Section 3.5. This proxy is given to secure the performance of the duties and obligations of such Dragged Holder under this Section 3.5. Each Dragged Holder affirms that the proxy granted hereunder is coupled with an interest and is irrevocable until termination of this Agreement, whereupon such proxy and power of attorney will automatically terminate.

(e) In connection with the Drag-Along Sale, each Dragged Holder shall (i) agree to make, or agree to, customary representations and warranties regarding such Dragged Holder’s legal status and authority and ownership of the Company Securities being Transferred and customary indemnities on a several but not joint basis regarding the same and (ii) not be required to agree to any non-competition, non-solicitation or similar restrictive covenants other than confidentiality and employee non-solicitation or to indemnify or contribute any amount in excess of the total purchase price received by such Dragged Holder in any such Drag-Along Sale.

(f) Each Dragged Holder shall bear a pro rata share of the fees and expenses incurred by the Company in connection with any Drag-Along Sale, in each case, based on the proceeds to be received by such Dragged Holder. To the extent any Dragged Holder is required to provide indemnification in connection with the Drag-Along Sale, the indemnification obligations of such Dragged Holder shall be (i) several and not joint, (ii) no less favorable to such Dragged Holder than that resulting from pro rata indemnification among all the Dragged Holders (other than with respect to indemnification arising from breaches of customary representations relating to such Dragged Holder’s ownership of Company Securities and authority) and the Dragging Holders based on the proceeds to be received by such Dragged Holder or Dragging Holder in the Drag-Along Sale and (iii) limited to the aggregate proceeds received by such Dragged Holder in such Drag-Along Sale except in cases of fraud with respect to such customary representations relating to such Dragged Holder’s ownership of Company Securities and authority.

Section 3.6 Transferees to Execute Agreement. Each Stockholder agrees that it will not, during the term of this Agreement, directly or indirectly, make any Transfer of all or any portion of the Company Securities beneficially owned by such Stockholder unless the Person to whom such Transfer is proposed to be made (a “Prospective Transferee”), if not a Stockholder, executes (a) a joinder to this Agreement in the form attached as Exhibit A hereto agreeing to be bound by and to comply with all applicable provisions of this Agreement, (b) a certificate of assignment for Common Stock in the form attached as Exhibit B hereto (as the Company may update, amend or otherwise modify from time to time) and (c) such other matters as the Board may reasonably request, including, for the avoidance of doubt, if the Company Securities are “restricted securities” (as defined in Rule 144 under the Securities Act), the Stockholder is an Affiliate of the Company or the Board reasonably believes the Stockholder may be an “underwriter” as defined in Section 1145(b) of the Bankruptcy Code, an opinion of counsel confirming that such Transfer will not require registration under the Securities Act. Upon the execution and delivery by such Prospective Transferee of such writing and, if required by the Board, the opinion described in the foregoing sentence, such Prospective Transferee shall be deemed a “Stockholder” for purposes of this Agreement and shall have the rights and be subject to the obligations of a Stockholder under this Agreement with respect to the Company Securities owned by such Prospective Transferee. Notwithstanding the foregoing, no such writing or opinion shall be required if, following a Qualified IPO, the applicable Transfer is pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 of the Securities Act (or in any other transaction pursuant to Section 4(a)(1) of the Securities Act that does not result in the Prospective Transferee receiving “restricted securities” as defined in Rule 144 under the Securities Act).

Section 3.7 Void Transfers. Any Transfer or attempted Transfer of Company Securities in violation of any provision of this Agreement, including but not limited to Section 3.6 shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

Section 3.8 Right to Seek a Sale.

(a) At any time after the twenty-four (24)-month anniversary of the Restructuring Closing Date, at the election of one or more Stockholders who, together with their Affiliates, own a majority of the outstanding Class A Common Stock (excluding, for purposes of calculating this percentage any Company Securities issued or issuable under an Equity Incentive Plan) (the “Sale Process Holders”), the Company shall retain a nationally recognized investment bank to be selected by the Board and shall initiate and proceed with a bona-fide sales process to effectuate a Change of Control of the Company and seek to obtain approval of the Board and the Stockholders constituting the Dragging Holder(s) (the “Sale Process”). Notwithstanding anything contained herein, the Sale Process Holders shall be authorized to initiate and proceed with the Sale Process in accordance with the terms of this Section 3.8(a), but consummation of a Change of Control of the Company pursuant to such a Sale Process shall require the approval of the Board and Majority Approval.

(b) For purposes of this Section 3.8(b), a “bona-fide sales process” shall mean a good-faith process to effectuate a Change of Control of the Company, including (i) cooperating with the investment bank and their representatives in accordance with all reasonable procedures that have been established by them for such process, (ii) cooperating with the proposed buyer(s) in the evaluation of any proposed Change of Control the Company, (iii) hiring legal counsel to act on behalf of the Company in connection with such Change of Control of the Company, (iv)

facilitating the due diligence process in respect of any such Change of Control of the Company, including establishing, populating and maintaining an online “data room,” (v) executing a sale contract and other customary documents approved by the Dragging Holder(s), (vi) making required governmental filings and using commercially reasonable efforts to obtain any required third-party consents, and (vii) providing any financial or other information or audit reasonably requested by the proposed buyers’ financing sources.

(c) Each of the Directors, Stockholders (and their respective Affiliates), officers and the Company in respect of any Sale Process shall cooperate in connection therewith to the same extent as in connection with a Drag-Along Sale. In connection with the Sale Process and the consummation of the Drag-Along Sale (if any) thereafter, each Stockholder and the Company expressly waives hereby (and the Company shall cause the Subsidiaries to waive), to the fullest extent permitted by law, any fiduciary or other duty of the Sale Process Holders and their Affiliates not expressly set forth in this Agreement in connection with such Sale Process and the consummation of the Drag-Along Sale thereafter.

ARTICLE IV

EQUITY PURCHASE RIGHTS AND REGISTRATION RIGHTS

Section 4.1 Equity Purchase Rights.

(a) If the Company shall propose to sell or issue any New Securities, each Stockholder that holds, together with its Permitted Transferees, an amount of Company Securities equal to or greater than 0.5% of the aggregate amount of Company Securities (each, a “Preemptive Offeree”) shall have the right (the “Preemptive Right”) to purchase, on the same terms and conditions as the Company proposes to issue the New Securities, up to that number of such New Securities equal to the product of (i) the total number of New Securities to be issued by the Company on the applicable issuance date and (ii) a fraction, the numerator of which is the number of Company Securities beneficially owned by such Preemptive Offeree immediately prior to such issuance, and the denominator of which is the total number of Company Securities outstanding immediately prior to such issuance (the “Preemptive Portion”); provided, that the Company shall at all times reserve a sufficient number of authorized shares of Common Stock to issue Company Securities under the Equity Incentive Plan pursuant to the terms thereof and Section 4.3. In the event that a Preemptive Offeree electing to purchase New Securities up to such Preemptive Offeree’s Preemptive Portion holds Class B Common Stock, such Preemptive Offeree shall only be entitled to receive under this Section 4.1 Company Securities that are identical in all respects to the New Securities being issued except that such securities shall be non-voting.

(b) At least twenty (20) Business Days prior to the proposed issuance of any New Securities, the Company shall deliver to each Preemptive Offeree written notice (the “Issuance Notice”), setting forth in reasonable detail the amount, type and terms of such New Securities. Each Preemptive Offeree shall, within ten (10) Business Days from receipt of the Issuance Notice, send irrevocable written notice (an “Election Notice”) to the Company indicating whether it has elected to purchase New Securities and, if so, the number of New Securities it intends to purchase. For the avoidance of doubt, a Preemptive Offeree shall be deemed to have waived its Preemptive Right if it fails to deliver an Election Notice within the time period prescribed in this Section 4.1(b).

(c) The Preemptive Offerees shall have a right of oversubscription such that, if any Preemptive Offeree does not elect to purchase New Securities or elects to purchase less than all of its Preemptive Portion of the New Securities, each Preemptive Offeree that accepted the Preemptive Offer shall have the right to purchase its pro rata portion (based on the aggregate number of New Securities elected to be purchased by all Preemptive Offerees) of the remaining New Securities.

(d) If all of the New Securities are not elected to be purchased as provided in Section 4.1(b) and Section 4.1(c), the Company may, during a period of ninety (90) days from the date Election Notices were due to be sent to the Company, sell or issue the remaining unsubscribed portion of the New Securities to any Person at a price not less than, and upon the terms set forth in, the Issuance Notice.

(e) The closing of the sale of the New Securities shall be held at such place and on such date as determined by the Company. If the Company has not sold the New Securities, or entered into an agreement to sell the New Securities, within ninety (90) days from the date Election Notices were due to be sent to the Company, the Company shall not thereafter issue or sell such New Securities without complying with the provisions of this Section 4.1.

Section 4.2 Registration Rights.

(a) Demand Registration.

(i) At any time and from time to time commencing sixty (60) days after the consummation of a Qualified IPO upon written notice to the Company (a “Demand Notice”) delivered by a Qualified Stockholder or Qualified Stockholders requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities held by such Qualified Stockholder(s), the Company shall promptly (but in any event, not later than five (5) Business Days following the Company’s receipt of such Demand Notice) give written notice of the receipt of such Demand Notice to all other Stockholders that, to its knowledge, hold Registrable Securities (each, a “Demand Eligible Stockholder”). The Company shall use its commercially reasonable efforts, within thirty (30) days following the receipt of such Demand Notice (subject to compliance with any applicable covenants in any underwriting agreement for a previous registration), to file the appropriate Registration Statement (the “Demand Registration Statement”) and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under the applicable state securities laws of (A) the Registrable Securities which the Company has been so requested to register by the Qualified Stockholder(s) in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered by the Qualified Stockholder(s) that the Company has been requested to register by the Demand Eligible Stockholders by written request (the “Demand Eligible Stockholder Request”) given to the Company within twenty (20) days following the receipt of such Demand Notice, and (C) any Registrable Securities to be offered and sold by the Company, in each case subject to Section 4.2(a)(ii), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered. Notwithstanding anything in this Section 4.2 to the contrary, the Company shall not be obligated to (I) effect more than two (2) Demand Registrations in any one hundred eighty (180)-day period, (II) effect any Demand Registration earlier than sixty (60) days from the date of effectiveness of a prior Demand Registration Statement or (III) effect more than three (3) Demand Registrations on behalf of the Major Stockholders collectively.

(ii) Demand Registration Using Form S-3. The Company shall effect any requested Demand Registration using Form S-3 whenever the Company is a Seasoned Issuer or a well-known seasoned issuer and is eligible to use such form under applicable rules.

(iii) Effectiveness of Demand Registration Statement. The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the Stockholders to sell all of the Registrable Securities covered by such Demand Registration Statement (including by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, in each case, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder or if otherwise necessary) (the “Effectiveness Period”). A Demand Registration requested pursuant to this Section 4.2(a) shall not be deemed to have been effected (A) if the Demand Registration Statement is withdrawn without becoming effective, (B) if the Demand Registration Statement has not been declared effective or does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason other than a violation of applicable law solely by any selling Stockholder and has not thereafter become effective, (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a selling Stockholder, or (E) if the Company does not include in the applicable Registration Statement any Registrable Securities held by a Stockholder that are required by the terms hereof to be included in such Registration Statement.

(iv) Priority of Registration. Notwithstanding any other provision of this Section 4.2(a), if (A) the Qualified Stockholder(s) intends to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriters advise the Company that, in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Stockholders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the number of Registrable Securities that can be sold in such underwritten offering or the number of Registrable Securities proposed to be included in such Demand Registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering (in either situation, the “Maximum Offering Size”), then the Company shall so advise the Qualified Stockholder(s) and the Demand Eligible Stockholders with Registrable Securities requested to be included in such underwritten offering, and shall include in such offering the number of

Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (1) first, the Registrable Securities requested to be included in such underwritten offering by the Qualified Stockholders and the Demand Eligible Stockholders that are Major Stockholders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Qualified Stockholders and Demand Eligible Stockholders that are Substantial Stockholders on the basis of the number of Registrable Securities held by each such Stockholder, up to the Maximum Offering Size; (2) second, the Registrable Securities requested to be included in such underwritten offering by the Demand Eligible Stockholders that are not Substantial Stockholders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Demand Eligible Stockholders that are not Substantial Stockholders on the basis of the number of Registrable Securities held by each such Stockholder, up to the Maximum Offering Size; (3) third, any securities proposed to be registered by the Company; and (4) fourth, other Registrable Securities requested to be included in such underwritten offering to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such other Registrable Securities on the basis of the number of securities requested to be included therein by each such holder. For any holder of other Registrable Securities that is a partnership, limited liability company, corporation or other entity, the partners, Stockholders, stockholders, Subsidiaries, parents and Affiliates of such holder, or the estates and Family Members of any such partners or Stockholders and retired partners or Stockholders and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “holder,” and any pro rata reduction with respect to such other Registrable Securities shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such other Registrable Securities.

(v) Underwritten Demand Registration. The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Stockholders holding a majority of Registrable Securities included in such underwritten offering, and such Stockholders holding a majority of such included Registrable Securities shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks reasonably satisfactory to the Company) and one firm of counsel to represent all of the Stockholders collectively (along with any reasonably necessary local counsel), in connection with such Demand Registration; provided, (i) that the Company shall select such investment banker(s) and manager(s) if the Stockholders holding a majority of included Registrable Securities cannot so agree on the same within a reasonable time period and (ii) that the Company shall not be obligated to effect any such underwritten offering if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Demand Registration, in the good-faith judgment of the managing underwriter(s) therefor, is less than $25 million (or such lesser amount as would be received upon the sale of all of the applicable Qualified Stockholders’ remaining Registrable Securities).

(vi) Withdrawal of Registrable Securities. Any Stockholder whose Registrable Securities were to be included in any such registration pursuant to this Section 4.2(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Stockholders and without prejudice to the rights of any such Stockholder to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered prior to the effective date of the relevant Demand Registration Statement.

(b) Piggyback Registration.

(i) Registration Statement on Behalf of the Company. If at any time the Company proposes to file a Registration Statement (excluding a Qualified IPO, an offering relating solely to an employee benefit plan, a dividend reinvestment plan or similar plans, an offering relating to a transaction on Form S-4 or a rights offering) (a “Piggyback Registration Statement”), the Company shall give prompt written notice (the “Piggyback Notice”) to all Stockholders that, to its knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Stockholders”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least fifteen (15) Business Days before) the anticipated filing date of such Piggyback Registration Statement; provided, that to the extent any Stockholder has (i) Transferred its applicable Registrable Securities in contravention of this Agreement or (ii) not otherwise provided notice to the Company of any Transfer, a failure by the Company to give notice to such Transferee shall not constitute a breach of this Section 4.2(b)(i). The Piggyback Notice shall offer the Piggyback Eligible Stockholders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 4.2(b)(ii) (a “Piggyback Registration”). Subject to Section 4.2(b)(ii), the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Stockholders within ten (10) Business Days after giving the Piggyback Notice. If a Piggyback Eligible Stockholder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Company, such Piggyback Eligible Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Demand Registration Statements, all upon the terms and conditions set forth herein. Subject to Section 4.2(b)(ii), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(ii) Priority of Registration. If the Piggyback Registration under which the Company gives notice pursuant to Section 4.2(b)(i) is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Company and the Piggyback Eligible Stockholders that, in their reasonable view, the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Stockholders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which, for the purposes of a Piggyback Registration shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Stockholders with Registrable Securities requested to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the securities that the Company proposes to sell up to the

Maximum Offering Size; (B) second, the Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Piggyback Eligible Stockholders on the basis of the number of Registrable Securities held by each such Piggyback Eligible Stockholder, up to the Maximum Offering Size; and (C) third, other Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the holders thereof on the basis of the number of securities requested to be included therein by each such holder. All Piggyback Eligible Stockholders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 4.2(b)(iv) on the same terms and conditions as apply to the Company if such underwritten offering is consummated, subject to such Stockholders’ right to withdraw described in the immediately succeeding sentences. Promptly (and in any event within twenty-four (24) hours of the Company receiving notice) following receipt of notification by the Company from the managing underwriter of a range of prices at which such Registrable Securities are likely to be sold, the Company shall so advise each Piggyback Eligible Stockholder requesting registration in such offering of such range of prices. If any Piggyback Eligible Stockholder disapproves of the terms of any such underwriting (including the range of prices advised by the underwriter(s) in such offering), such Piggyback Eligible Stockholder may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Stockholders and without prejudice to the rights of any such Stockholder to include Registrable Securities in any future Piggyback Registration Statement or Demand Registration Statement, by prompt written notice to the Company and the managing underwriter(s) delivered on or prior to the effective date of such Piggyback Registration Statement. Any Registrable Securities withdrawn from such underwritten offering shall be excluded and withdrawn from the registration. For any Piggyback Eligible Stockholder that is a partnership, limited liability company, corporation or other entity, the partners, Stockholders, stockholders, Subsidiaries, parents and Affiliates of such Piggyback Eligible Stockholder, or the estates and Family Stockholders of any such partners or Stockholders and retired partners or Stockholders and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Piggyback Eligible Stockholder,” and any pro rata reduction with respect to such “Piggyback Eligible Stockholder” shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such “Piggyback Eligible Stockholder,” as defined in this sentence.

(iii) Withdrawal from Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2(b) prior to the effective date of the applicable Piggyback Registration Statement, whether or not any Piggyback Eligible Stockholder has elected to include Registrable Securities in such Piggyback Registration Statement, without prejudice, however, to the right of the Stockholders immediately to request that such registration be effected as a registration under Section 4.2(a) to the extent permitted thereunder and subject to the terms set forth therein. The Company shall promptly give notice of the withdrawal or termination of any registration to each Piggyback Eligible Stockholder who has elected to participate in such registration. The Registration Expenses of such withdrawn or terminated registration shall be borne by the Company in accordance with Section 4.2(j).

(iv) Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 4.2(b) involves an underwritten offering, the Company shall have the right, in consultation with the Stockholders holding a majority of Registrable Securities included in such underwritten offering, to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter or underwriters.

(v) Effect of Piggyback Registration. No registration effected under this Section 4.2(b) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 4.2(a) (subject to compliance with any applicable covenants in the underwriting agreement for a registration effected under this Section 4.2(b)), and no registration effected pursuant to this Section 4.2(b) shall be deemed to have been effected pursuant to Section 4.2(a).

(c) Notice Requirements. Any Demand Notice, Demand Eligible Stockholder Request or Piggyback Request shall (i) specify the maximum number and class or series of Registrable Securities intended to be offered and sold by the Stockholder making the request, (ii) express such Stockholder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Stockholder to provide all such information and materials and take all action, in each case, as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(d) Suspension Period. Notwithstanding any other provision of this Section 4.2, the Company shall have the right, but not the obligation, to defer the filing of (but not the preparation of), or suspend the use by the Stockholders of, any Registration Statement for a period of up to forty-five (45) days (unless a longer period is consented to by Stockholders holding a majority of included Registrable Securities) (i) upon issuance by the Commission of a stop order suspending the effectiveness of such Registration Statement with respect to Registrable Securities or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) (x) if the Board determines, in its good-faith judgment, that any such registration or offering should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Company or (y) if the Company believes in good faith that it would require the Company (after consultation with external legal counsel), under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided, that the exception set forth in the preceding clause (ii)(y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material or (iii) if the Company is pursuing a primary underwritten offering of Registrable Securities pursuant to a Registration Statement; provided, that the Stockholders shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 4.2(b) (any such period, a “Suspension Period”); provided, however, that in such event, the Qualified Stockholders will be entitled to withdraw any request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration under Section 4.2(a) and the Company will pay all Registration Expenses in connection with such registration; provided, further, that in no event shall (A) the Company declare a Suspension Period more than two (2) times in any twelve (12)-month period or (B) the aggregate length of Suspension Periods declared in any twelve (12)-month period exceed ninety (90) days in total. The Company shall (i) give prompt written notice to the Stockholders of its declaration of a Suspension Period and of the expiration or termination of the relevant Suspension Period and (ii) promptly resume the process of filing or requesting for effectiveness, or update the suspended Registration Statement, as the case may be, as may be necessary to permit the Stockholders to offer and sell their respective Registrable Securities in accordance with applicable law. If the filing of any Demand Registration is suspended pursuant to this Section 4.2(d), once the Suspension Period ends, the Qualified Stockholders may request a new Demand Registration.

(e) Required Information. The Company may require each Stockholder holding Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the intended method of distribution of such securities and such other information relating to such Stockholder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided, that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of any such Stockholder who fails to furnish such information within a reasonable time after receiving such request. Each Stockholder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(f) Other Registration Rights Agreements. The Company has not entered into and, unless agreed in writing by Stockholders holding a majority of Registrable Securities on or after the date of this Agreement, will not enter into, any agreement or arrangement that (i) is inconsistent with the rights granted to the Stockholders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any party thereto (other than the Company) to include such securities in any Registration Statement filed by the Company on a basis that is more favorable in any material respect to the rights granted to the Stockholders hereunder. For the avoidance of doubt, granting a Person registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration would constitute granting registration rights to such Person on a basis that is more favorable in a material respect with respect to the rights granted to the Stockholders of Registrable Securities and would require the prior written consent of Stockholders holding a majority of Registrable Securities under this Agreement.

(g) Cessation of Registration Rights. All registration rights granted under this Section 4.2 shall continue to be applicable with respect to any Stockholder until such Stockholder no longer holds any Registrable Securities. In the event the Company engages in a merger or consolidation in which the Registrable Securities of the Company are converted into securities of another Person, the Company will use its commercially reasonable efforts to make appropriate arrangements so that the registration rights provided under this Agreement continue to be provided by the issuer of such securities. To the extent such new issuer, or any other Person acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its commercially reasonable efforts to modify any such “inherited” registration rights so as not to interfere in any material respect with the rights provided under this Agreement.

(h) Lock-Up Agreement.

(i) Subject to clause (ii) of this Section 4.2, each Stockholder holding Registrable Securities agrees that in connection with any Qualified IPO or any underwritten registered offering of the Registrable Securities in connection with this Section 4.2, and upon the request of the managing underwriter in such offering, such Stockholder shall agree not to, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed one hundred and eighty (180) days following the closing of the offering in the case of a Qualified IPO or ninety (90) days following the closing of the offering in the case of any other underwritten registered offering), (A) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Registrable Securities or any securities convertible into, exercisable for or exchangeable for Registrable Securities held immediately before the effectiveness of the Registration Statement for such offering, or (B) enter into any swap or other arrangement that Transfers to another Person, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in subclause (A) or (B) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise.

(ii) The foregoing provisions of clause (i) of this Section 4.2(h) shall not apply to any Stockholder that, collectively with its Affiliates, holds less than 2% of the outstanding shares of Common Stock in the aggregate.

(iii) Each Stockholder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter that are consistent with the foregoing or that are necessary to give further effect thereto.

(iv) The Company shall be authorized to affix such legends to any Registrable Securities as it shall deem necessary or desirable in connection with the provisions of this Section 4.2(h).

(i) Registration Procedures. The procedures to be followed by the Company and each participating Stockholder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Company and such Stockholders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(i) The Company will (A) prepare and file a Registration Statement or a Prospectus, as applicable, with the Commission (within the time period specified in Section 4.2(a)) which Registration Statement (1) shall be on a form required by this Agreement (or if not so required, selected by the Company) for which the Company qualifies, (2) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, (B) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 4.2(a), (C) use its commercially reasonable efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 4.2(a)), and (D) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will, (A) at least five (5) Business Days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein) or before using any Issuer Free Writing Prospectus, furnish to such Stockholders, the Stockholders’ counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed, and make such of the Representatives of the Company as shall be reasonably requested by the Stockholders available for discussion of such documents, (B) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as each such Stockholder, its counsel or underwriter reasonably shall propose within three (3) Business Days of receipt of such copies by the Stockholders and (C) not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Stockholder to which such participating Stockholder reasonably objects (provided, that if a participating Stockholder objects to information regarding such participating Stockholder that is required in the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company may exclude such participating Stockholder’s Registrable Securities from the applicable Registration Statement).

(ii) The Company will as promptly as reasonably practicable (A) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (1) may be reasonably requested by any Stockholder of Registrable Securities covered by such Registration Statement necessary to permit such Stockholder to sell in accordance with its intended method of distribution or (2) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 4.2(a) in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Stockholders, (B) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (C) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto, and (D) as promptly as reasonably practicable, provide such Stockholders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Company determines in good faith would result in the disclosure to such Stockholders of material non-public information concerning the Company that is not already in the possession of such Stockholder.

(iii) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(iv) The Company will notify such Stockholders that hold Registrable Securities and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (A) (1) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed, (2) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each Stockholder, its counsel and each underwriter, if applicable, other than information which the Company determines in good faith would constitute material non-public information that is not already in the possession of such Stockholder), and (3) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (B) of any request by the Commission or any other federal or state Governmental Authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (C) of the issuance by the Commission or any other Governmental Authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (E) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects, except to the extent that such notice would reasonably be expected to constitute material non-public information; or (F) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other document requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, except to the extent that such amendment or supplementation would reasonably be expected to constitute material non-public information.

(v) The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any stop order or other order suspending the effectiveness of a Registration Statement or preventing or suspending the use of any Prospectus, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

(vi) During the Effectiveness Period, the Company will furnish to each selling Stockholder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Stockholder, counsel or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(vii) The Company will promptly deliver to each selling Stockholder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such selling Stockholder, counsel or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Stockholder or underwriter. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Stockholders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(viii) The Company will use its commercially reasonable efforts to (A) register and qualify, or cooperate with the selling Stockholders, their counsel, the underwriters, if any, and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Stockholder shall reasonably request, (B) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement, and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Stockholder to consummate the disposition of the Registrable Securities covered by such Registration Statement in each such jurisdiction; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(ix) To the extent that the Company has certificated Registrable Securities, the Company will cooperate with each selling Stockholder and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each selling Stockholder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Stockholder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities pursuant to the Registration Statement.

(x) Upon the occurrence of any event contemplated by Section 4.2(i)(iv)(F), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each selling Stockholder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(xi) Selling Stockholders may distribute the Registrable Securities by means of an underwritten offering; provided, that (A) such Stockholders provide to the Company a Demand Notice of their intention to distribute Registrable Securities by means of an underwritten offering, (B) the right of any Stockholder to include such Stockholder’s Registrable Securities in such registration shall be conditioned upon such Stockholder’s participation in such underwritten offering and the inclusion of such Stockholder’s Registrable Securities in the underwritten offering to the extent provided herein, (C) each Stockholder participating in such underwritten offering agrees to enter into customary agreements, including an underwriting agreement in customary form, and sell such Stockholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Stockholders entitled to select the managing underwriter or managing underwriters hereunder (provided, that any such Stockholder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, agreements and indemnities regarding such Stockholder, such Stockholder’s title to the Registrable Securities, such Stockholder’s intended method of distribution, and the accuracy of information contained in the applicable Registration Statement or the related Prospectus concerning such Stockholder as provided by or on behalf of such Stockholder and the aggregate amount of the liability of such Stockholder in connection with such offering shall not exceed such Stockholder’s net proceeds from the disposition of such Stockholder’s Registrable Securities in such offering) and (D) each Stockholder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Stockholder of Registrable Securities that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith, execute and perform its obligations under all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and will use commercially reasonable efforts to procure auditor “comfort” letters addressed to the underwriters in the offering from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters for an underwritten public offering as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(xii) The Company will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions and a negative assurance letter from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated as of the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions and negative assurance letters requested in sales of securities or public underwritten offerings, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(xiii) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, and in respect of any offering of Registrable Securities, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by any selling Stockholder of Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Stockholders or underwriter, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably requested by such Stockholders, underwriters, attorneys, accountants or agents (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of the Securities Act.

(xiv) The Company will (A) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any customary agreements with a custodian for the Registrable Securities and (B) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities included in such Registration Statement.

(xv) The Company will cooperate with each Stockholder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and the performance of any due diligence investigations by any underwriter.

(xvi) The Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Stockholder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(xvii) The Company will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xviii) In connection with any registration of Registrable Securities pursuant to this Agreement, the Company will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Stockholders, including furnishing to the selling Stockholders or any underwriters such further customary certificates, opinions and documents as they may reasonably request and using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows.

(xix) The Company shall use its commercially reasonable efforts to list the Registrable Securities of any class or series covered by a Registration Statement on the New York Stock Exchange or The Nasdaq Global Market or any other national securities exchange (each a “Trading Market”). Following the listing of the Registrable Securities on such Trading Market , the Company will use its commercially reasonable efforts to maintain such listing.

(xx) The Company shall, if an underwritten offering is made pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement, include in such Registration Statement such additional information for marketing purposes as the managing underwriter(s) reasonably request(s).

(xxi) The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any reasonable and customary request of the Stockholders in respect of any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a public offering subject to this Section 4.2, to the extent customary for such transactions. Notwithstanding anything herein to the contrary, no Stockholder shall be entitled to any piggyback rights in respect of an Alternative Transaction.

(xxii) Each Stockholder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (B) through (D) and (F) of Section 4.2(i)(iv) or the occurrence of a Suspension Period, such Stockholder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Stockholder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented Prospectus or amended Registration Statement or is advised in writing by the Company that the use of the Prospectus may be resumed.

(j) Registration Expenses. The Company shall bear all reasonable Registration Expenses incident to the parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to Third Parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company. Each Stockholder shall pay any Selling Expenses applicable to the sale or disposition of such Stockholder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement, in proportion to the amount of such selling Stockholder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement or Piggyback Registration Statement.

(k) Indemnification.

(i) The Company shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in this Section 4.2 and provide representations, covenants, opinions and other assurances to such underwriter in form and substance reasonably satisfactory to such underwriter and the Company. Further, the Company shall indemnify and hold harmless each Stockholder, their respective partners, stockholders, equityholders, general partners, managers, Stockholders, and Affiliates and each of their respective officers and directors and any Person who controls any such Stockholder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof (each, an “Indemnified Person” and collectively, “Indemnified Persons,” which terms, as the context so requires, shall also apply to Persons entitled to indemnification pursuant to Section 4.2(k)(ii)), to the fullest extent permitted by law, from and against any and all actual or alleged losses, claims, damages, liabilities, joint or several, and costs (including reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees), expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all actual or alleged claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated or deemed incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (C) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law rule or regulation in connection with such Registration Statement, disclosure document or related document or report or any offering covered by such Registration Statement, and the Company shall reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such actual or alleged loss, claim, damage, liability, demand, action, suit or proceeding; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or result from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use therein.

(ii) In connection with any Registration Statement filed by the Company pursuant to this Section 4.2 in which a Stockholder has registered for sale its Registrable Securities, each such selling Stockholder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, employees, agents and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any other Stockholder selling securities under such Registration Statement, its partners, stockholders, equityholders, general partners, managers, Stockholders, and Affiliates and each of their respective officers and directors and any Person who controls such other Stockholder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof from and against any Losses resulting from (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (C) any violation or alleged violation by such Stockholder of any federal, state or common law rule or regulation relating to action or inaction in connection with any information provided by such Stockholder in such registration, disclosure document or related document or report in the case of clauses (A) and (B) to the extent, but only to the extent, that such untrue statement or omission occurs in reliance upon and in conformity with any information furnished in writing by or on behalf of such selling Stockholder to the Company specifically for inclusion in such registration, disclosure document or related document or report and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities thereunder, and such Stockholder will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending such Losses. In no event shall the liability of any selling Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Stockholder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Stockholder in connection with such sale.

(iii) Any Indemnified Person under paragraph (i) or (ii) of this Section 4.2(k) shall (A) give prompt written notice to the indemnifying Person under paragraph (i) or (ii) of this Section 4.2(k) of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying Person shall not relieve the indemnifying Person of its obligations hereunder except to the extent, if at all, that the indemnifying Person’s ability to defend such claim (through the forfeiture of substantive rights or defenses) is actually and materially prejudiced by reason of such delay or failure) and (B) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (1) the indemnifying Person has agreed in writing to pay such fees or expenses, (2) the indemnifying Person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person within a reasonable time after receipt of notice of such claim from the Indemnified Person, (3) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying Person, or (4) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying Person with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying Person in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying Person, the indemnifying Person shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). If such defense is not assumed by the indemnifying Person, the indemnifying Person will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld, delayed or conditioned. If the indemnifying Person assumes the defense, the indemnifying Person shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that the prior written consent of the Indemnified Person shall not be required if (x) such settlement includes an unconditional release of such Indemnified Person from all liability on the claims that are the subject matter of such settlement; (y) such settlement provides that any sums payable in connection therewith are payable in full by the indemnifying Person and (z) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. It is understood that the indemnifying Person or Persons shall not, except as specifically set forth in this Section 4.2(k)(iii), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons and that all such fees and expenses shall be paid or reimbursed promptly.

(iv) If the indemnification provided for in this Section 4.2(k) is held by a court of a competent jurisdiction to be unavailable to an Indemnified Person with respect to any Losses, the indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall to the extent permitted by law, contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the Indemnified Person on the other in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying Person and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.2(k)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentences. Notwithstanding the provisions of this Section 4.2(k)(iv), no selling Stockholder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such selling Stockholder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each selling Stockholder’s obligation to contribute pursuant to this Section 4.2(k)(iv) is several in the proportion that the net proceeds of the offering received by such selling Stockholder bears to the total net proceeds of the offering received by all such selling Stockholders and not joint.

(v) The remedies provided for in this Section 4.2(k) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The obligations of the Company and Stockholders holding Registrable Securities under this Section 4.2(k) shall survive completion of any offering of Registrable Securities pursuant to a Registration Statement and the termination of this Agreement.

(l) Facilitation of Sales Pursuant to Rule 144. The Company shall use its commercially reasonable efforts to (i) following a Qualified IPO, to the extent required by the Exchange Act, timely file the reports required to be filed by it under the Exchange Act or the Securities Act and the rules adopted by the Commission thereunder (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) at any time take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable the Stockholders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act. Upon the written request of any Stockholder in connection with that Stockholder’s sale pursuant to Rule 144 under the Securities Act, the Company shall deliver to such Stockholder a written statement as to whether it has complied with such requirements.

Section 4.3 Equity Incentive Plan. Each Stockholder shall cause its Representatives then serving as Directors to promptly (i) take (or cause the Company to take) all necessary corporate action to put into place the Equity Incentive Plan which shall consist of 10% of the Company’s issued and outstanding Common Stock (the “Equity Plan Shares”) and (ii) cause the Company to issue to grantees thereunder the full amount of the Equity Plan Shares in connection with effectuating such plan.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company and the Stockholders as provided under Section 5.2, (a) the provisions of Article II, with respect to each Stockholder, and the provisions of Sections 3.2, 3.3, 3.4, 3.5, 3.8 and 4.1 shall terminate (i) immediately prior to the effectiveness of the applicable registration statement filed by the Company that registers a class of equity securities pursuant to Section 12 of the Exchange Act or (ii) upon the consummation of a Drag-Along Sale and distribution of the proceeds thereof to the Stockholders as provided in the transaction agreement governing such Drag-Along Sale and this Agreement, provided that the provisions of Section 3.5 hereof will continue after the closing of any Drag-Along Sale to the extent necessary to enforce the provisions of Section 3.5 with respect to such Drag-Along Sale, (c) the provisions of Section 2.6 shall terminate as provided therein and (d) the provisions of Sections 3.1, 3.6 and this Article V shall not terminate. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement prior to its termination.

Section 5.2 Amendments and Modifications.

(a) Subject to Sections 5.2(b) and 5.2(c), and except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval in writing of the Board and Laurel Tree.

(b) Subject to Section 5.2(c), no modification, amendment or waiver of any provision of Section 2.6 (Available Financial Information), Section 2.8 (Related Party Transactions), Section 3.3 (Right of First Offer), Section 3.4 (Tag-Along Rights), Section 3.5 (Drag-Along Rights), Section 3.8 (Right to Seek a Sale) and Section 4.1 (Equity Purchase Rights), this Section 5.2(b) or the definition of “Majority Approval” herein shall be effective without Majority Approval (for purposes of this Section 5.2(b), such Majority Approval to exclude Laurel Tree and for purposes of calculating such Majority Approval excluding Class A Common Stock held by Laurel Tree).

(c) Except as otherwise provided herein, no modification, amendment or waiver of any provision of Section 2.4 (Supermajority Approval Rights), this Section 5.2(c) or the definition of “Supermajority Approval” herein shall be effective without Supermajority Approval (purposes of this Section 5.2(c), such Supermajority Approval to exclude Laurel Tree and for purposes of calculating such Supermajority Approval excluding Class A Common Stock held by Laurel Tree).

(d) Any amendment or modification to the right of certain Stockholders to designate or nominate members of the Board or appoint Board Observers pursuant to Section 2.1(a) and Section 2.2 shall require the prior written consent of such Stockholder adversely affected by such amendment or modification.

(e) Notwithstanding the foregoing, no modification or amendment that materially, adversely and disproportionately affects any Stockholder shall be effective unless it is approved in writing by the Stockholder(s) so affected; provided, that any Stockholder may waive in writing the benefit of any provision of this Agreement with respect to itself for any purpose.

Section 5.3 Waivers. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 5.4 Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided that (i) the Stockholders may assign their respective rights (but may not delegate their obligations) hereunder only to the extent expressly provided herein and (ii) Transferees and Permitted Transferees shall have rights and obligations hereunder only if they become signatories hereto pursuant to Section 3.6.

Section 5.5 Legend.

(a) Common Stock shall be issued in non-certificated form; provided, that the Board may cause the Company to issue certificates to a Stockholder representing the shares of Common Stock held by such Stockholder. If any share of Common Stock is certificated, such certificate shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS’ AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS’ AGREEMENT AND (A) PURSUANT TO A

REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SHAREHOLDERS’ AGREEMENT.”

(b) Upon the sale of any Company Securities pursuant to (i) an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act or (ii) another exemption from registration under the Securities Act or upon the termination of this Agreement, the certificates representing such Company Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legend required by this Section 5.5; provided, that the Company may condition such replacement of certificates under clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

Section 5.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon written confirmation of receipt by email or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth on the books and records of the Company or transfer agent designated by the Company, as applicable, or pursuant to such other instructions as may be designated in writing by the party to receive such notice and if to the Company, to:

2400 Market Street, 4th Floor

Philadelphia, Pennsylvania 19103

Attention: Andrew Sutor, Executive Vice President and General Counsel

Email: [REDACTED]

with a copy (which shall not constitute notice) to:

Attention:

Email:

and if to Laurel Tree, to:

Attention:

Email:

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: David Curtiss and Douglas Mintz

Email: [REDACTED]

Copies of any notices sent to the Company shall be sent to Laurel Tree substantially simultaneously for so long as Laurel Tree, its Affiliates and/or its Permitted Transferees hold Company Securities.

Section 5.7 Confidentiality. All information furnished to any party in connection with this Agreement shall be kept confidential by the receiving party and its Affiliates that have actually received such information and shall be used by the receiving party and such Affiliates only pursuant to this Agreement, except with the prior written consent of the disclosing party or except to the extent that such information (i) is information which the receiving party can demonstrate was already known to the receiving party when received without any obligation to maintain its confidentiality; (ii) at the time of disclosure or thereafter becomes lawfully obtainable from other sources through no act or failure to act on the part of the receiving party without any obligation to maintain its confidentiality; (iii) is required to be disclosed in any document to be filed with any Governmental Authority or Trading Market, the rules of which the receiving party is subject, domestic or foreign, or in connection with any litigation; (iv) is disclosed in connection with any consultation with attorneys, accountants, employees, or other advisors under an obligation to keep such information confidential or on a need-to-know basis with officers, directors, partners or employees; or (v) is required to be disclosed by court order or otherwise mandated by law or regulation; provided, however, that the receiving party shall disclose only so much of the confidential information as is legally required and shall, in the case of clauses (iii) and (v) of this Section 5.7 and to the extent legally permissible, notify the other parties promptly and in advance of any such disclosure so that an appropriate protective order may be sought or other action may be taken in consultation between the parties. The parties shall establish commercially reasonable precautions to ensure that their principals, agents, advisors and employees abide by the terms of this Section 5.7.

Section 5.8 Interpretation. When a reference is made in this Agreement to a Section, Article, or Exhibit, such reference shall be to a Section, Article, or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 5.9 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof. Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 5.10 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 5.11 Restrictions on Other Agreements; Charter.

(a) Following the date hereof, no Stockholder or any of its, her or his Permitted Transferees shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Company Securities, except pursuant to the agreements specifically contemplated by this Agreement.

(b) The Company represents and warrants to the Stockholders that, as of the date hereof, it is not a party to any agreement with any of the other Stockholders or any of their respective Affiliates relating to the subject matter hereof (or any subject matter of a similar nature) other than this Agreement. The parties agree that the Company shall not (i) confer any incremental or additional rights relating to the subject matter hereof (or any subject matter of a similar nature) to one or more Stockholders or their Affiliates or (ii) release any obligations or restrictions against any Stockholder or its Affiliates, without conferring such incremental or additional rights, or releasing such obligations or restrictions against, all Stockholders unless (x) the Company receives additional value after the date of this Agreement from the Stockholder that receives such incremental or additional rights, or is released from such obligations or restrictions and (y) the remaining Stockholders, after having been given a reasonable opportunity by the Company commensurate with the relative positions of the Stockholders vis-à-vis the Company, do not provide the same value to the Company, as reasonably determined by the Board.

(c) Each of the Stockholders covenants and agrees that it will not vote its Company Securities in favor of any amendment or modification to the Charter or Bylaws that would be inconsistent with the provisions of this Agreement. Each of the Stockholders further covenants and agrees to vote its Company Securities and to take any other action reasonably requested by the Company or any other Stockholder to amend the Charter and Bylaws so as to avoid any conflict with the provisions hereof.

Section 5.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 5.13 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 5.14 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts thereof, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 5.15 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware and appellate courts thereof, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 5.16 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 5.17 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.18 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other party.

Section 5.19 .pdf Signature. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

Section 5.20 No Presumption Against Drafting Party. Each of the parties hereto acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 5.21 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, Stockholder or equity holder of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner, Stockholder or equity holder of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 5.22 Class B Conversions. Pursuant to Section 5(a) of the Company’s Certificate of Incorporation, in connection with the conversion of any shares of Class B Common Stock into shares of Class A Common Stock (each, a “Stock Conversion”), each of the Stockholders acknowledges and agrees that (a) the Company may request from Stockholders undertaking a Stock Conversion the information set forth on Exhibit C attached hereto (as the Company may update, amend or otherwise modify from time to time) in connection with any Stock Conversion and (b) any Stockholder shall provide such information to the Company prior to any such Stock Conversion, unless otherwise waived in writing (email being sufficient) by the Company.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AUDACY, INC.

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President, Chief Legal Officer and Secretary

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[STOCKHOLDER]

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

[…]

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Joinder to Shareholders’ Agreement

Pursuant to the Shareholders’ Agreement, dated as of September 30, 2024 (the “Shareholders’ Agreement”), between Audacy, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages listed therein (each, a “Stockholder,” and collectively, the “Stockholders”), [TRANSFEREE NAME] (the “Transferee”) hereby agrees that upon execution of this Joinder, it shall become a party to the Shareholders’ Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Shareholders’ Agreement as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of [DATE].

[TRANSFEREE NAME]

Name:
Title:

EXHIBIT A